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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                                  GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           --------------------------

          CALIFORNIA                                            94-2790804
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              1139 KARLSTAD DRIVE
                              SUNNYVALE, CA 94086
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE))
                           --------------------------


                                2000 STOCK PLAN
                        1989 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                           --------------------------
                              WILLIAM W. R. ELDER
                                  PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER

                                  GENUS, INC.
                              1139 KARLSTAD DRIVE
                              SUNNYVALE, CA 94086
                                 (408) 747-7120
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------
                                    COPY TO:
                              MARK REINSTRA, ESQ.
                              WILLIAM GRAVES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (415) 493-9300

=============================================================================================================================
                                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
                                                                      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE REGISTERED       PER SHARE              PRICE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be issued             1,000,000 (1)  $         7.295(2)  $      7,295,000.00  $         590.17
under the 2000 Stock Plan.
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be issued               300,000      $          6.20(3)  $      1,860,000.00  $         150.47
under the 1989 Employee Stock Purchase
Plan
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                1,300,000                          $      9,155,000.00  $         740.64
=============================================================================================================================

(1) The 2000 Stock Plan replaced the 1991 Stock Plan. The unissued shares under the 1991 Stock Plan are no longer issuable under the 1991 Stock Plan, and are now issuable under the 2000 Stock Plan; an increase of 1,000,000 shares is added to the 2000 Stock Plan for future grants, and such 1,000,000 additional shares are covered by this Registration Statement.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 1,000,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 2, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 2, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 333-99447, 333-64072, 333-29999,
333-70815, 333-84837 and 333-40332, filed in connection with the 1991 Incentive Stock Option Plan, the 1989 Employee Stock Purchase Plan, and the 2000 Stock
Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 2000 Stock Plan and the 1989 Employee Stock Purchase Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 31, 2003.

     2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 as filed pursuant to Section 13(a) of the Exchange Act on May 15, 2003, August 13, 2003 and November 14, 2003, respectively.

     3. Proxy Statement filed as of April 28, 2003 in connection with the Annual Meeting of Shareholders held on June 12, 2003.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


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

ITEM 8.   EXHIBITS.
          --------

    NUMBER                                DOCUMENT
-----------  -------------------------------------------------------------------
      5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the legality of the securities being registered.
     23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2    Consent of counsel (contained in Exhibit 5.1).
     24.1    Power of Attorney (see page 4).

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                                                                             -3-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of December, 2003.

                                   GENUS, INC.

                                   By:  /s/  William  W.R.  Elder
                                        ------------------------------
                                        WILLIAM W. R. ELDER
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shum Mukherjee and William W. R. Elder, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

------------------------
        Signatures                        Title                        Date
------------------------  -------------------------------------  -----------------
/s/ William W.R. Elder    President, Chief Executive Officer
------------------------  and Chairman of the Board (Principal   December 3, 2003
WILLIAM W. R. ELDER       Executive Officer)

                          Chief Financial Officer and Vice
/s/ Shum Mukherjee        President of Finance  (Principal       December 3, 2003
------------------------  Financial and Accounting Officer)
SHUM MUKHERJEE

/s/ G. Frederick Forsyth  Director                               December 3, 2003
------------------------
G. FREDERICK FORSYTH

/s/ Todd S. Myhre         Director                               December 3, 2003
------------------------
TODD S. MYHRE

/s/ Mario M. Rosati       Director                               December 3, 2003
------------------------
MARIO M. ROSATI

/s/ Robert J. Richardson  Director                               December 3, 2003
------------------------
ROBERT J. RICHARDSON


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